Exhibit 5

                                                   September 10, 2001

PSEG Power LLC
80 Park Plaza
Newark, NJ 07101

RE:   PSEG Power LLC
      Registration Statement on Form S-4
      $500,000,000 6-7/8% Senior Notes due 2006
      $800,000,000 7-3/4% Senior Notes due 2011
      $500,000,000 8-5/8% Senior Notes due 2031

Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated and in that capacity have acted as counsel for its wholly-owned subsidiaries, PSEG Power LLC (the "Company"), PSEG Fossil LLC ("Fossil"), PSEG Nuclear LLC ("Nuclear") and PSEG Energy Resources and Trade LLC ("ER&T"), each a Delaware limited liability company), in connection with their preparation and filing of a Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to an offer (the "Exchange Offer") to exchange up to $500,000,000 aggregate principal amount of the Company's 6-7/8 % Senior Notes due 2006, $800,000,000 aggregate principal amount of the Company's 7-3/4 % Senior Notes due 2011 and $500,000,000 aggregate principal amount of the Company's 8-5/8 % Senior Notes due 2031, respectively, (the "Exchange Notes") for a like principal amount of its outstanding 6-7/8 % Senior Notes due 2006, 7-3/4 % Senior Notes due 2011 and 8-5/8 % Senior Notes due 2031, respectively, (the "Original Notes") under an indenture dated as of April 16, 2001 (the "Indenture") between and among the Company, Fossil, Nuclear, ER&T and The Bank of New York as Trustee (the "Trustee").

      In connection with this opinion, I, or members of my staff, have examined such documents and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making such examination of documents, I have assumed that the parties thereto, other than the Company, Fossil, Nuclear and ER&T, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action corporate or other and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

      My opinion set forth herein is limited to the laws of the State of New Jersey and federal laws of the United States. I do not express any opinion with respect to the law of any other jurisdiction or the securities or blue sky laws of any state.

      Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (a) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefore in accordance with the terms of the Exchange Offer and (b) the Registration Statement shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the caption "Legal Opinions" in the Registration Statement.

                                                       Very truly yours,

                                                       James T. Foran
                                                       Associate General Counsel

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